EXHIBIT 99.2


                                 PROMISSORY NOTE
                                       OF
                              TAG-IT PACIFIC, INC.

$4,900,000.00                                        Woodland Hills, California
                                                              December 21, 2001


     TAG-IT PACIFIC, INC., a Delaware corporation ("OBLIGOR"), for value received hereby promises to pay to TALON, INC. ("OBLIGEE"), or its assigns, in the manner provided in SECTION 1 below, the sum of Four Million Nine Hundred Thousand Dollars ($4,900,000.00), plus interest thereon commencing from the date hereof and calculated on a basis of actual days elapsed in a 365-day year at a variable interest rate equal to Bank of America, N.A.'s Prime Rate plus two percent (2%), as the same may change from time to time during the term of this Note.

     1. PAYMENT TERMS. Obligor promises to pay thirty-five (35) monthly principal payments in the amount of One Hundred Thousand Dollars ($100,000.00) plus interest on the unpaid principal amount hereof on the first business day of each month, commencing on February 1, 2002, and thereafter to pay seven (7) monthly principal payments in the amount of Two Hundred Thousand Dollars ($200,000.00) plus interest on the unpaid principal amount hereof on the first business day of each month, commencing on January 1, 2004. All unpaid principal and accrued interest thereon is due and payable no later than July 1, 2004. Except as otherwise provided herein, each payment under this Note shall be payable to Obligee, and shall be made (at Obligor's option) by wire transfer or by company check, in immediately available funds on the day of payment, in lawful money of the United States of America, at the address set forth in
SECTION 7 below.

     2. DEFAULT AND ACCELERATION . If an event of default or material breach of any term, condition or agreement shall occur under this Note, Obligee shall provide Obligor with written notice thereof, and Obligor shall have ten (10) days following its receipt of such notice to cure such event of default or material breach. If Obligor defaults in making (and fails to cure following delivery of notice as provided herein) three (3) consecutive monthly payments under this Note when due, Obligee may, at its option by delivering written notice to Obligor within 30 days of such third consecutive default, accelerate the maturity of all installments, whereupon the unpaid principal balance of this Note and all accrued and unpaid interest shall become immediately due and payable.

     3. PREPAYMENT. Obligor may at any time prepay without penalty, in whole or in part, the principal sum, plus accrued interest to date of payment, of this Note.

     4. SUBORDINATION TO SENIOR LENDER. Obligee agrees that this Note shall be subordinate in right of payment and in all other respects to all obligations of Obligor to any present or future senior lender or lenders (in the case of a syndicated loan) of the Obligor that hold a first priority security interest in substantially all of the Obligor's assets (collectively, the "SENIOR LENDER") under any credit agreement between Obligor and any such Senior Lender which requires such subordination. Obligee agrees to negotiate in good faith and become a party to any subordination, intercreditor or similar agreement requested by the Senior Lender.


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     5. SUCCESSORS AND ASSIGNS. The rights and obligations of Obligor and
Obligee shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

     6. AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Obligor and Obligee.

     7. NOTICES. Any notice, request, demand or other communication provided for hereunder shall be in writing and shall be personally served, or sent by United States mail certified delivery, or telecopied to Obligor at the address set forth on the signature page of this Note or to Obligee at the following address (or at any other address as may be designated by such party in a written notice sent to the other party in accordance with this section):

               Talon, Inc.
               c/o Grupo Industrial Cierres Ideal, S.A. de C.V.
               Paseo de la Reforma Num. 2608 PH
               Col. Lomas Altas
               Mexico D.F., 11950
               Facsimile: 525 5 261 88 93
               Attention: Chief Executive Officer

Notice shall be deemed to have been given, as applicable, when personally served, or three (3) days after its deposit in the United States mail, certified delivery, with postage prepaid, or when telecopied (with mechanical confirmation). Any notice, request, demand, direction or other communication given by telecopier must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address.

     8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the local laws of the State of California without reference to principles regarding the conflict or choice of law.

     9. NO WAIVER BY OBLIGEE. No delay or omission on the part of Obligee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar or waiver of any such right and/or remedy on any future occasion.

     10. WAIVER OF PRESENTMENT, ETC. Obligor hereby waives any rights of presentment, demand, notice of dishonor and protest.


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     IN WITNESS WHEREOF, Obligor has caused this Note to be issued as of the date first set forth above.

                                            Obligor:

                                            TAG-IT PACIFIC, INC.,

                                            By:    /S/ COLIN DYNE
                                                   ----------------------------
                                                   Colin Dyne
                                            Title: Chief Executive Officer

                                            Address:

                                            21900 Burbank Boulevard, Suite 270
                                            Woodland Hills, California  91367
                                            Telecopier:  (818) 444-4110


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